Exhibit 10.28

Form of Power of Attorney

I, [             ], a Chinese citizen with Chinese Identification Card No.: [ ], and a holder of [ %] of the entire registered capital in Beijing Zhongtulian Culture & Education Development Center (“ZTL”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize The Future Leading Education (Shenzhen) Co., Ltd.(“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in ZTL (“My Shareholding”) during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders and employees’ (congress) meetings of ZTL; 2) exercising all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and ZTL’s Articles of Association, including but not limited to the sale or transfer or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of ZTL.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among me, WFOE and ZTL on December 28, 2014 and the Equity Interest Disposal Restriction Agreement entered into by and among me, WFOE and ZTL on December 28, 2014 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of ZTL, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

Strictly Confidential

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This Power of Attorney is written in Chinese and English. The Chinese version and English version shall have equal legal validity (In the event there are different interpretations about the Power of Attorney, the Chinese version shall prevail).

[                                    ]

By:

Accepted by

The Future Leading Education (Shenzhen) Co., Ltd.

By:	/s/ Li Weifu
Name:	Li Weifu
Title	Legal Representative

Acknowledged by：

Beijing Zhongtulian Culture & Education Development Center

By:	/s/ Li Weifu
Name:	Li Weifu
Title	Legal Representative

Strictly Confidential

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